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                                                                    Exhibit 23.4


[ERNST & YOUNG LOGO]               Luboshitz Kasierer       Tel. 972 3 511 8222
                                   9 Ahad Ha'am Street      Fax  972 3 510 1867
                                   Tel Aviv 61293, Israel



                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Option plans of Elron Electronic Industries Ltd. (The employee share option plan for employees of Elbit Ltd., the employee share option plan, series 9-17, for employees of Elron Electronic Industries Ltd. and the option plan for employees, directors and officers-2003), of our report dated March 6, 2003, on our audit of the consolidated financial statements of Netvision Ltd. and its subsidiary as of December 31, 2002, and for the year then ended, which are included in the Elron Electronic Industries Ltd. Annual Report on Form 20-F for the year ended December 31, 2002, as amended.


                                               /s/ Luboshitz Kasierer
                                               ---------------------------------
                                               Luboshitz Kasierer



                           An affiliate member of Ernst & Young International





Haifa, Israel
December 16, 2003





(7247)




    Luboshitz Kasierer is an affiliate member of Ernst & Young International